EXHIBIT 10.9

GOLF GALAXY, INC.
1996 STOCK OPTION AND INCENTIVE PLAN

FORM OF
INCENTIVE STOCK OPTION AGREEMENT

OPTIONEE:	«FirstName» «LastName»
GRANT DATE:	August 3, 2004
NUMBER OF OPTION SHARES:	«NumberofShares»Shares
OPTION PRICE PER SHARE:	$6.30 per Share
EXPIRATION DATE:	August 3, 2014

        THIS AGREEMENT is made as of the Grant Date set forth above, by and between Golf Galaxy, Inc., a Minnesota corporation (the "Company"), and the Optionee named above, who is an employee of the Company or a Subsidiary of the Company (the "Optionee").

        The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, par value $.01 per share (the "Common Stock"), as hereinafter provided, to carry out the purpose of the Golf Galaxy, Inc. 1996 Stock Option and Incentive Plan (the "Option Plan").

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

        1.     Grant of Option.    The Company hereby grants to the Optionee the right and option to purchase all or any part of the aggregate number of shares of Common Stock set forth above (the "Option Shares") (such number being subject to adjustment as provided in paragraph 8 hereof) on the terms and subject to the conditions set forth in this Agreement. This option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

        2.     Purchase Price.    The purchase price of the Option Shares shall be the Option Price per share set forth above (such Option Price being subject to adjustment as provided in paragraph 8 hereof).

        3.     Term and Exercise of Option.

          (a)   The term of this option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein.

          (b)   Except as otherwise provided herein, this option will be exercisable in cumulative installments as follows:

            (i)    None of the Option Shares may be purchased prior to one year from the Grant Date;

            (ii)   Up to 25% of the Option Shares may be purchased at any time after one year from the Grant Date and prior to termination of this option;

            (iii)  Up to 50% of the Option Shares (less any shares previously purchased pursuant to this option) may be purchased at any time after two years from the Grant Date and prior to termination of this option;

            (iv)  Up to 75% of the Option Shares (less any shares previously purchased pursuant to this option) may be purchased at any time after three years from the Grant Date and prior to termination of this option; and

            (v)   Up to 100% of the Option Shares (less any shares previously purchased pursuant to this option) may be purchased at any time after four years from the Grant Date and prior to termination of this option.

          (c)   To exercise this option, the Optionee shall give written notice to the Company, to the attention of its President or other designated agent, in form satisfactory to the Company and shall deliver payment in full for the Option Shares with respect to which this option is then being exercised, as provided in paragraph 4(b) below.

          (d)   Neither the Optionee nor the Optionee's heirs or legal representatives, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such shares are issued to the Optionee or the Optionee's heirs or legal representatives under the terms of the Option Plan.

        4.     Limitations on Exercise of Option.

          (a)   Except as provided in paragraph 6(a) or 7 below, this option may not be exercised unless the Optionee, at all times during the period beginning on the Grant Date and ending on the day three months before the date of such exercise, shall have been continuously employed by the Company or a Subsidiary of the Company.

          (b)   The exercise of this option will be contingent upon receipt from the Optionee (or the purchaser acting under paragraph 7 below) of the full Option Price of such Option Shares. Payment of the Option Price may be made in cash, in previously-acquired shares of Common Stock having an aggregate fair market value on the date of exercise which is not less than the Option Price, or by a combination of cash and such shares of Common Stock. For purposes of this Agreement, "previously-owned shares" means shares of the Company's Common Stock which the Optionee has owned for at least six (6) months prior to the exercise of the stock option, or for such other period of time as may be required by generally accepted accounting principles.

          (c)   The issuance of Option Shares upon the exercise of this option shall be subject to all applicable laws, rules, and regulations. If, in the opinion of the Board of Directors of the Company or a Stock Option Committee of the Board of Directors, (i) the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any regulatory body, or (iii) an agreement of the Optionee that the Option Shares shall be held for Optionee's own account without a view to any further distribution thereof and that such Option Shares will not be transferred or disposed of except in compliance with applicable securities laws, is necessary or desirable as a condition to the issuance or sale of the Option Shares, this option shall not be exercisable unless and until such listing, registration, qualification, consent, approval or agreement is effected or obtained in form satisfactory to the Stock Option Committee.

        5.     Nontransferability of Option.    This option shall not be transferable by the Optionee, other than by will or the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by the Optionee.

        6.     Termination of Employment.

          (a)   If the Optionee shall cease to be employed by the Company or a Subsidiary of the Company as a result of permanent and total disability (as defined in Code Section 22(e)(3), or any successor provision), this option will become exercisable in full on the date of termination of employment and may be exercised within a period of one year after such termination of employment, but in no case later than the Expiration Date set forth above.

          (b)   If the Optionee shall cease to be employed by the Company or a Subsidiary of the Company for any reason other than death or permanent and total disability (as defined in Code Section 22(e)(3), or any successor provision), this option may be exercised, to the extent the Optionee shall have been entitled to do so at the date of termination of employment, within a period of three months after such termination of employment, but in no case later than the Expiration Date set forth above.

          (c)   This option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary of the Company, nor will it interfere in any way with the Company's right or the Subsidiary's right to terminate the Optionee's employment at any time.

        7.     Death of Optionee.    In the event of the death of the Optionee while in the employ of the Company or a Subsidiary of the Company, this option will become exercisable in full at the date of death and may be exercised within a period of one year after the date of death, but in no case later than the Expiration Date set forth above. In such event, this option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's will or the laws of descent and distribution.

        8.     Adjustments.    In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Board of Directors or the Stock Option Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of Option Shares or in the Option Price per share, such adjustments shall be made by the Company and shall be conclusive and binding for all purposes of this option. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock. Further, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as otherwise provided in this paragraph 8.

        9.     Merger, Consolidation, Reorganization, Liquidation, etc.    Subject to the other provisions of this option, if the Company shall become a party to any corporate merger or consolidation in which the Company is not the surviving party, or shall sell all or substantially all of its assets (including pursuant to a plan of liquidation), or in the case of a capital reorganization or reclassification of the shares of the Company, the Board of Directors of the Company shall have the power to make any arrangement it deems advisable with respect to this option and the number of Shares subject to this option, which shall be binding for all purposes of this option, including, but not limited to, the substitution of a new option for this option or any portion hereof that is then outstanding, the assumption of this option, or the acceleration of the exercisability of this option.

        10.   Interpretation.    The interpretation and construction of any provision of the Option Plan and this option shall be made by the Board of Directors or the Stock Option Committee and shall be final, conclusive and binding on the Optionee and all other persons.

        11.   Subsidiary.    The term "Subsidiary" as used in the Option Plan and in this Option Agreement means a subsidiary corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Company.

        12.   Withholding Taxes on Disqualifying Disposition.    In the event of a disqualifying disposition of the shares acquired through the exercise of this Option, Optionee hereby agrees to inform the Company of such disposition. Upon notice of a disqualifying disposition, the Company may take such action as it deems appropriate to insure that, if necessary to comply with all applicable federal or state income tax laws or regulations, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee. If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Optionee may, subject to the approval and discretion of the Board or such administrative rules it may deem advisable, elect to have all or a portion of such tax withholding obligations satisfied by delivering shares of the Company's Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to Optionee. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from the disqualifying disposition of the shares acquired through the exercise of this Option. In no event may the Company withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.

        13.   Lockup Period Limitation.    Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights or the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the date of the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

        14.   Blue Sky Limitation.    Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

        15.   Accounting Compliance.    Optionee agrees that, if a merger, reorganization, liquidation or other "transaction" as defined in paragraph 9 occurs and Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

        16.   Stock Legend.    The Board may require that the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors) shall bear an appropriate legend to reflect the restrictions of paragraph 4(c) and paragraphs 13 through 15 of this Agreement.

        17.   Scope of Agreement.    This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by paragraph 5 above.

        18.   Arbitration.    Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

        19.   Option Plan Governs.    This option is in all respects subject to and governed by all of the provisions of the Option Plan.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date set forth above.

COMPANY:	GOLF GALAXY, INC.
By
Randall K. Zanatta President
OPTIONEE:	«FirstName» «LastName»